EXHIBIT 4.2

Ashford Hospitality Prime, Inc.
5.50% Series B Cumulative Convertible Preferred Stock
REGISTRATION RIGHTS AGREEMENT
December 4, 2015
Forward Real Estate Long/Short Fund
101 California Street, 16th Floor
San Francisco, California 94111

Forward Select Income Fund
101 California Street, 16th Floor
San Francisco, California 94111
Ladies and Gentlemen:
Ashford Hospitality Prime, Inc., a Maryland corporation (the “Company”), issued and sold to the Initial Purchaser (as defined below), upon the terms set forth in a purchase agreement, dated June 9, 2015 (the “Purchase Agreement”), $65,000,000 of the Company’s 5.50% Series A Cumulative Convertible Preferred Stock, par value $0.01 per share and liquidation preference $25.00 per share (the “Series A Convertible Preferred Stock”).
On December 4, 2015, the Company, Ashford Hospitality Prime Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”) and Forward Real Estate Long/Short Fund and Forward Select Income Fund (the “Funds”), each of which purchased the Series A Convertible Preferred Stock from the Initial Purchaser pursuant to the Purchase Agreement (collectively, the “Parties”) entered into an Exchange Agreement (the “Exchange Agreement”), pursuant to which the Parties agreed to exchange the Series A Convertible Preferred Stock for a newly-issued series of 5.50% Series B Cumulative Convertible Preferred Stock (the “Series B Convertible Preferred Stock”). The Parties have entered this Agreement in accordance with Sections 2.1(b) and 2.2(d) of the Exchange Agreement.
The Series B Convertible Preferred Stock is convertible into shares of Common Stock (as defined below) pursuant to the terms of the Articles Supplementary (as defined below). Each of the Company, the Operating Partnership and the Advisor agrees with you, for your benefit as holders of the Series B Convertible Preferred Stock and the shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock, as follows:

1. Definitions. Capitalized terms used herein without definition shall have the respective meanings set forth in the Exchange Agreement. As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate” of any specified person means any other person directly or indirectly controlling or controlled by or under common control with such specified person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by agreement or otherwise.

“Articles Supplementary” means the articles supplementary to the Company’s articles of amendment and restatement defining the terms of the Series B Convertible Preferred Stock filed with the Maryland State Department of Assessments and Taxation on or before the Exchange Date and any subsequent Articles Supplementary relating to the Series B Convertible Preferred Stock filed with the Maryland State Department of Assessments and Taxation.

“Business Day” means any day other than a Saturday or Sunday or other day on which commercial banks in New York City are authorized or required by law or executive order to close.
“Common Stock” means the common stock, par value $0.01 per share, of the Company, as it exists on the date of this Agreement and any other shares of capital stock or other securities of the Company into which such Common Stock may be reclassified or changed, together with any and all other securities which may from time to time be issuable upon conversion of the Series B Convertible Preferred Stock.

“Company” has the meaning set forth in the preamble hereto.

“Series A Convertible Preferred Stock” has the meaning set forth in the preamble hereto.
“Series B Convertible Preferred Stock” has the meaning set forth in the preamble hereto

“DTC” means The Depository Trust Company or its nominee.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Exchange Date” means December 4, 2015.
“FINRA” has the meaning set forth in Section 3(i) hereof.
“Holder” means a person who is a registered holder or beneficial owner of any Transfer Restricted Securities (including Funds).
“Holder Information” with respect to any Holder means information with respect to such Holder and the distribution of such Holders’ Transfer Restricted Securities required to be included in any Shelf Registration Statement or the related Prospectus, or any amendment or supplement thereto, pursuant to the Securities Act and which information is included therein in reliance upon and in conformity with information furnished to the Company in writing by such Holder for inclusion therein.

“Initial Purchaser” means MLV & Co. LLC.
“Majority Holders” means the Holders of a majority in voting power of the then outstanding Transfer Restricted Securities.
“person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Prospectus” means the prospectus included in any Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any shares of Series B Convertible Preferred Stock or shares of Common Stock issuable upon conversion thereof covered by such Shelf Registration Statement, including all documents incorporated or deemed to be incorporated by reference in such prospectus.
“Rule 144” means Rule 144 under the Securities Act (or any similar provision then in force).
“Rule 144A” means Rule 144A under the Securities Act (or any successor provision promulgated by the SEC).

“Rule 415” means Rule 415 under the Securities Act (or any successor provision promulgated by the SEC).
“SEC” means the Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Shelf Registration” means a registration effected pursuant to Section 2 hereof.
“Shelf Registration Statement” means any “shelf” registration statement of the Company filed pursuant to the provisions of Section 2 hereof which covers the Transfer Restricted Securities on Form S-3 (if then eligible) or on another appropriate form, if any (as determined by the Company) for an offering to be made on a delayed or continuous basis pursuant to Rule 415 and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all documents incorporated or deemed to be incorporated by reference therein.
“Transfer Agent” means Computershare Trust Company, N.A., or any successor that serves as transfer agent with respect to the Series B Convertible Preferred Stock.
“Transfer Restricted Securities” means each share of Series B Convertible Preferred Stock and each share of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock until the earliest of the date on which such share of Series B Convertible Preferred Stock or share of Common Stock, as the case may be, (i) has been transferred pursuant to a Shelf Registration Statement or another registration statement covering such share of Series B Convertible Preferred Stock or share of Common Stock which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act, (ii) has been transferred pursuant to Rule 144 under circumstances in which any legend borne by such share of Series B Convertible Preferred Stock or share of Common Stock relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, (iii) may be freely sold or transferred without restriction under Rule 144 or (iv) the date on which such share of Series B Convertible Preferred Stock or share of Common Stock ceases to be outstanding.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” in the Shelf Registration Statement, any preliminary Prospectus or Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information incorporated or deemed to be incorporated by reference in such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Shelf Registration Statement, any preliminary Prospectus or

Prospectus shall be deemed to mean and include any document filed with the SEC under the Exchange Act, after the date of such Shelf Registration Statement, preliminary Prospectus or Prospectus, as the case may be, which is incorporated or deemed to be incorporated by reference therein (which shall not include, unless incorporated therein, documents and information furnished and not filed under applicable SEC rules).
2. Shelf Registration Statement.
(a)The Company shall, at its expense, use its commercially reasonable efforts to cause a Shelf Registration Statement with respect to resales of shares of Common Stock issued upon conversion of shares of Series B Convertible Preferred Stock that are Transfer Restricted Securities by each Holder from time to time on a delayed or continuous basis pursuant to Rule 415 (or any similar provisions then in force) to be prepared, filed and declared effective under the Securities Act by February 28, 2016.
(b)The Company shall, at its expense, use its commercially reasonable efforts to cause a Shelf Registration Statement with respect to resales of shares of Series B Convertible Preferred Stock (including, for purposes of registering the sale of such Preferred Stock only, shares of Common Stock issuable upon conversion of such Preferred Stock) that are Transfer Restricted Securities by each Holder from time to time on a delayed or continuous basis pursuant to Rule 415 (or any similar provisions then in force) to be prepared, filed and declared effective under the Securities Act by February 28, 2016. If eligible, the Company may satisfy the requirement to file a Shelf Registration Statement pursuant to this Section 2(b) by registering for resale the Series B Convertible Preferred Stock on the Shelf Registration Statement required to be filed under Section 2(a) above.

(c)The Company shall use its commercially reasonable efforts to name each Holder of Transfer Restricted Securities as a selling shareholder in each Shelf Registration Statement at the time of its effectiveness so that such Holder is permitted to deliver the Prospectus forming a part thereof as of such time to purchasers of such Holder’s Transfer Restricted Securities in accordance with applicable law. The Company may require each Holder of Transfer Restricted Securities to be sold pursuant to any Shelf Registration Statement to furnish to the Company such information (including, but not limited to, by completing questionnaires within a reasonable timeframe established by the Company) regarding the Holder and the proposed distribution of such Transfer Restricted Securities as may, from time to time, be required by the Securities Act and/or the SEC or any other federal or state governmental authority, and the obligations of the Company to any Holder under this Agreement shall be expressly conditioned on the timely compliance of such Holder with such request.

(d)After a Shelf Registration Statement has become effective, the Company shall, upon the request of any Holder of Transfer Restricted Securities, use its commercially reasonable efforts to promptly prepare and file with the SEC (x) a supplement to the Prospectus or, if required by applicable law in order to cause a Holder to be named as a selling shareholder in the Shelf Registration Statement, a post-effective amendment to the Shelf Registration Statement (a “Seller Post-Effective Amendment”) and (y) any other document required by applicable law, so that the Holder is named as a selling shareholder in the Shelf Registration Statement and is permitted to deliver the Prospectus to purchasers of such Holder’s Transfer Restricted Securities in accordance with applicable law. If the Company files a Seller Post-Effective Amendment, it shall use its commercially reasonable efforts to cause such post-effective amendment to become effective under the Securities Act as promptly as is practicable. Notwithstanding the foregoing requirement above, the Company shall not be obligated to file more than one Seller Post-Effective Amendment in any fiscal quarter.
(e)(i) The Company shall use its commercially reasonable efforts, subject to Section 2(e)(ii), to keep the Shelf Registration Statement continuously effective, supplemented and amended under the Securities Act in order to permit the Prospectus forming a part thereof to be usable, subject to Sections 2(c) and 2(d), by all Holders until all Transfer Restricted Securities (A) have been transferred pursuant to a Shelf Registration Statement or another registration statement covering such Transfer Restricted Securities which has been filed with the SEC pursuant to the Securities Act, in either case after such registration statement has become effective and while such registration statement is effective under the Securities Act, (B) have been transferred pursuant to Rule 144 under circumstances in which any legend borne by such Transfer Restricted Securities relating to restrictions on transferability thereof, under the Securities Act or otherwise, is removed, (C) may be sold or transferred without restriction under Rule 144 or (D) have ceased to be outstanding (in any such case, such period being called the “Shelf Registration Period”). The Company will (x) subject to Sections 2(c) and 2(d), use its commercially reasonable efforts to prepare and file with the SEC such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement continuously effective for the Shelf Registration Period, subject to Section 2(e)(ii), (y) subject to Sections 2(c) and 2(d), cause the related Prospectus to be supplemented by any required supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act and (z) comply in all material respects with the provisions of the Securities Act with respect to the Shelf Registration Statement during the Shelf Registration Period.

(ii) Notwithstanding anything herein to the contrary, the Company may suspend the filing or use of the Shelf Registration Statement or any Prospectus, if the Company shall have determined in good faith that because of valid business reasons, including without limitation any proposal or plan of the Company or any of its subsidiaries to effect a merger, acquisition, disposition, financing, reorganization, recapitalization or other transaction, or because of required disclosure or filings with the SEC, it is in the best interests of the Company to suspend such use, and prior to suspending such use the Company provides the Holders with written notice of such suspension, which notice need not specify the nature of the event giving rise to such suspension (and, upon receipt of such notice, each Holder agrees not to sell any Transfer Restricted Securities pursuant to the Shelf Registration Statement until such Holder is advised in writing that the Prospectus may be used, which notice the Company agrees to provide promptly following the lapse of the event or circumstances giving rise to such suspension).

Each Holder shall keep confidential any communications received by it from the Company regarding the suspension of the use of the Prospectus (including the fact of the suspension), except as required by applicable law.

(f)     Notwithstanding anything herein to the contrary, the Company shall not be required to file a Shelf Registration Statement that pursuant to (i) any written or oral guidance, comments, requirements or requests of the SEC staff and (ii) the Securities Act, would be deemed to constitute a primary offering of securities by it.
3. Registration Procedures. In connection with any Shelf Registration Statement, the following provisions shall apply, subject to Section 2(e)(ii):
(a)The Company shall (i) furnish to the Funds, within a reasonable period of time, but in any event within five Business Days, prior to the filing thereof with the SEC to afford the Funds and their counsel a reasonable opportunity for review, a copy of each Shelf Registration Statement, and each amendment thereof, and a copy of each Prospectus, and each amendment or supplement thereto proposed to be filed (excluding (x) amendments caused by the filing of a report under the Exchange Act and (y) amendments and supplements that are filed solely for the purpose of naming a Holder as a selling shareholder and providing information with respect thereto), and shall use its commercially reasonable efforts to reflect in each such document, when so filed with the SEC, such comments as the Funds may reasonably propose in good faith within three Business Days of the delivery of such copies to the Funds and their counsel, except to the extent the Company reasonably determines, on the advice of counsel, it to be inadvisable or inappropriate to reflect such comments therein, and (ii) include information regarding the Holders and the methods of distribution they have elected for their Transfer Restricted Securities as necessary to permit such distribution by the methods specified therein. Each Holder who sells, transfers or disposes of Transfer Restricted Securities pursuant to a Shelf Registration Statement shall, as a condition to the obligations of the Company hereunder, do so only in accordance with the terms of this Agreement, the methods of distribution elected by such Holder, the Securities Act and the Exchange Act, and shall be responsible for the delivery of the Prospectus as may be required to any person to whom such Holder sells any of the Transfer Restricted Securities. Each Holder, following the termination of the Shelf Registration Period, shall notify the Company, within 10 Business Days of a request by the Company, of the amount of the Transfer Restricted Securities sold pursuant to any Shelf Registration Statement and, in the absence of a response, the Company may assume that all of such Holder’s Transfer Restricted Securities were so sold.

(b)The Company shall ensure that (i) any Shelf Registration Statement and any amendment thereto and any Prospectus forming a part thereof and any amendment or supplement thereto comply in all material respects with the Securities Act and the rules and regulations thereunder, (ii) any Shelf Registration Statement and any amendment thereto does not, when it becomes effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) any Prospectus forming a part of any Shelf Registration Statement, and any amendment or supplement to such Prospectus, does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that the Company makes no representation with respect to any Holder Information.

(c)     The Company, as promptly as reasonably practicable (but in any event within three Business Days following the occurrence of any of the events specified in (i) – (vii) below), shall notify the Funds and each Holder and, if requested by the Funds or any such Holder, confirm such notice in writing:
(i)when a Shelf Registration Statement or any post-effective amendment thereto or any Prospectus or any amendment or supplement thereto has been filed with the SEC and when the Shelf Registration Statement or any post-effective amendment thereto has become effective, which notice and confirmation may be made at the election of the Company by making a public announcement thereof by a press release;
(ii)of any request, following effectiveness of the Shelf Registration Statement under the Securities Act, by the SEC or any other federal or state governmental authority for amendments or supplements to the Shelf Registration Statement or the Prospectus or for additional information (other than any such request relating to a review of the Company’s Exchange Act filings);
(iii)of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any Prospectus or the initiation or threat of any proceedings for that purpose;
(iv)of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of the Transfer Restricted Securities included in any Shelf Registration Statement for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose;
(v)of the occurrence (but not the nature of or details surrounding) any event or the existence of any condition or any information becoming known that requires the making of any changes in any Shelf Registration Statement or the Prospectus or any document incorporated by reference therein so that, as of such date, the statements therein are not misleading and any Shelf Registration Statement or the Prospectus or any document incorporated by reference therein, as the case may be, does not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, provided, however, that no notice by the Company shall be required pursuant to this clause (v) in the event the Company promptly files a Prospectus supplement to update the Prospectus, a post-effective amendment to the Shelf Registration Statement or a Form 8-K or other appropriate Exchange Act report that is incorporated by reference into the Shelf Registration Statement, which, in any case, contains the requisite information that results in such Shelf Registration Statement no longer containing any untrue statement of material fact or omitting to state a material fact necessary to make the statements therein not misleading;
(vi)of the Company’s determination that a post-effective amendment to the Shelf Registration Statement is necessary under applicable law; and
(vii)the determination by the Company that the filing of a Shelf Registration Statement will not be made pursuant to Section 2(f).
(d)The Company shall use its commercially reasonable efforts to obtain (i) the withdrawal of any order suspending the effectiveness of any Shelf Registration Statement and the use of any related Prospectus and (ii) the lifting of any suspension of the qualification (or exemption from qualification) of any of the Transfer Restricted Securities for offer or sale in any jurisdiction in which they have been qualified for sale, in each case at the earliest possible time, and shall provide notice to the Funds and to each Holder of the withdrawal of any such orders or suspensions.
(e)The Company shall promptly furnish to the Funds and each Holder, upon their request and without charge, at least one copy of any Shelf Registration Statement and any post-effective amendment thereto, excluding all documents incorporated or deemed to be incorporated therein by reference and all exhibits thereto and any amendment or post-effective amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise publicly available on the Company’s or SEC’s website.
(f)During the Shelf Registration Period, the Company shall, promptly deliver to the Funds, each Holder and any broker-dealers acting on their behalf, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in any Shelf Registration Statement, and any amendment or supplement thereto, as such person may reasonably request, except as provided in Section 3(q) hereof, and provided that the Company shall have no obligation to deliver to the Funds, each Holder and any broker-dealers acting on their behalf copies of any supplement or amendment consisting exclusively of an Exchange Act report or other Exchange Act filing otherwise available on the Company’s or SEC’s websites; and the Company hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto in the manner set forth therein.
(g)Prior to any offering of Transfer Restricted Securities pursuant to any Shelf Registration Statement, the Company shall use its commercially reasonable efforts to qualify or cooperate with the Holders and their respective counsel in connection with the qualification (or exemption from registration or such qualification) of such Transfer Restricted Securities for offer and sale, under the securities or blue sky laws of such jurisdictions within the United States as any such Holders reasonably request in writing, and only upon such request, and shall use its commercially reasonable efforts to maintain such qualification in effect so long as required during the Shelf Registration Period and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Transfer Restricted Securities covered by such Shelf Registration Statement; provided, however that in no event shall the Company’s commercially reasonable efforts include the registration of Transfer Restricted Securities in any jurisdiction within the United States under the securities or blue sky laws of such jurisdictions; and provided further that the Company will not be required to (A) qualify generally to do business as a foreign corporation or as a dealer in securities in any jurisdiction where it is not then so qualified or to (B) take any action which would subject it to service of process or taxation in any such jurisdiction where they are not then so subject.

(h)Unless any Transfer Restricted Securities shall be in book-entry only form, if requested by any Holder, the Company shall cooperate with such Holder to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities (to the extent certificates for the Series B Convertible Preferred Stock or the Common Stock issued upon conversion of Series B Convertible Preferred Stock are issuable) sold pursuant to any Shelf Registration Statement free of any restrictive legends and registered in such names as such Holder may request at least one Business Day prior to settlement of sales of Transfer Restricted Securities pursuant to such Shelf Registration Statement; provided, however that such Holder shall be responsible for the payment of any taxes payable on account of any transfer to any person other than such Holder.
(i)Subject to the exceptions contained in (A) and (B) of Section 3(g) above, the Company shall use its commercially reasonable efforts to cause the Transfer Restricted Securities covered by the applicable Shelf Registration Statement to be registered with or approved by such other federal, state and local governmental agencies or authorities, and self-regulatory organizations in the United States as may be necessary to enable the Holders to consummate the disposition of such Transfer Restricted Securities as contemplated by any Shelf Registration Statement; without limitation to the foregoing, the Company shall use its commercially reasonable efforts to provide all such information as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the offering under any Shelf Registration Statement of the Transfer Restricted Securities, and shall cooperate with each Holder in connection with any filings required to be made with FINRA by such Holder in that regard. The Company may require each selling Holder to furnish to the Company a certified statement as to (i) the number of Transfer Restricted Securities and Common Stock beneficially owned by such Holder and any Affiliate thereof, (ii) any FINRA affiliations, (iii) any natural persons who have the power to vote or dispose of its Transfer Restricted Securities and shares of Common Stock and (iv) any other information as may be requested by the SEC, FINRA or any state securities commission.
(j)During any period when a Shelf Registration Statement is effective, upon the occurrence of any event described in Section 3(c)(v) or 3(c)(vi) hereof, the Company shall use its commercially reasonable efforts to prepare and file with the SEC a post-effective amendment to any Shelf Registration Statement, or an amendment or supplement to the related Prospectus, or any document incorporated therein by reference, or file a document which is incorporated or deemed to be incorporated by reference in such Shelf Registration Statement or Prospectus, as the case may be, so that, as thereafter delivered to purchasers of the Transfer Restricted Securities included therein, the Shelf Registration Statement and the Prospectus, in each case as then amended or supplemented, will not include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading and, in the case of a post-effective amendment, use its commercially reasonable efforts to cause it to become effective as promptly as practicable.
(k)The Company shall provide, prior to the effective date of any Shelf Registration Statement hereunder (i) a CUSIP number for the Transfer Restricted Securities registered and sold under such Shelf Registration Statement and (ii) global certificates for such Transfer Restricted Securities to the Transfer Agent, in a form eligible for deposit with DTC.

(l)The Company shall make generally available to its security holders an earnings statement satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 promulgated by the SEC thereunder (or any similar rule promulgated under the Securities Act) for a 12-month period commencing on the first day of the first fiscal quarter of the Company commencing after the effective date of any Shelf Registration Statement or each post-effective amendment to any Shelf Registration Statement, which statements shall be made available no later than 45 days after the end of the 12-month period or 90 days after the end of the 12-month period, if the 12-month period coincides with the fiscal year of the Company.

(m)The Company shall use its commercially reasonable efforts to cause all shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock to be approved for listing (upon official notice of issuance) or quotation, as applicable, on each securities exchange, automated quotation system or other market (if any) on which the Common Stock is then listed or quoted, as applicable, no later than the date the applicable Shelf Registration Statement is declared effective (or, if later, the date on which the Common Stock is listed or quoted, as applicable, on such securities exchange, automated quotation system or other market) and, in connection therewith, to make such filings as may be required under the Exchange Act and to have such filings declared effective as and when required thereunder.
(n)The Company shall, if reasonably requested, use its commercially reasonable efforts to promptly incorporate in a Prospectus supplement or post-effective amendment to a Shelf Registration Statement (i) such information as the Majority Holders provide to the Company in writing and (ii) such information as a Holder may provide from time to time to the Company in writing for inclusion in a Prospectus or any Shelf Registration Statement concerning such Holder and the distribution of such Holder’s Transfer Restricted Securities and, in either case, shall use its commercially reasonable efforts to make all required filings of such Prospectus supplement or post-effective amendment promptly after being notified in writing of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided that the Company shall not be required to take any action under this Section 3(n) that is not, in the reasonable opinion of counsel for the Company, in compliance with applicable law.
(o)In the case of an underwritten offering provided by Section 7 below, the Company shall use its commercially reasonable efforts to take all actions reasonably necessary, or reasonably requested by the holders of a majority of the Transfer Restricted Securities being sold in such underwritten offering, in order to expedite or facilitate disposition of such Transfer Restricted Securities; provided that the Company shall not be required to take any action in connection with an underwritten offering made without its consent.
During any period when a Shelf Registration Statement is effective, if reasonably requested in writing in connection with any disposition of Transfer Restricted Securities pursuant to a Shelf Registration Statement, the Company shall make reasonably available for inspection during normal business hours by a representative for the Holders of such Transfer Restricted Securities and any broker-dealers, attorneys and accountants retained by such Holders, all relevant financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, but excluding privileged information, and cause the appropriate executive officers, directors and designated employees of the Company and its subsidiaries to make reasonably available for inspection during normal business hours all relevant information reasonably requested by such representative for the Holders or any such broker-dealers, attorneys or accountants in connection with such disposition, in each case as is customary for similar “due diligence” examinations; provided, however, that any information that is designated by the Company, in good faith, as confidential or proprietary at the time of delivery of such information shall be kept confidential by such persons and such persons shall take such actions as are necessary to protect the confidentiality of such information, unless disclosure thereof is made in connection with a court, administrative or regulatory proceeding or required by law, or such information has become available to the public generally through the Company or through a third party without an accompanying obligation of confidentiality, and the Company may, at its option, require all such Holders and representatives to sign a confidentiality agreement in form and substance reasonably satisfactory to the Company with respect thereto prior to permitting access to such confidential or proprietary information.
(q)After any Shelf Registration Statement becomes effective, each Holder agrees that, upon receipt of notice of the happening of an event described in Sections 3(c)(ii) through and including 3(c)(vi), such Holder shall forthwith discontinue (and shall cause its agents and representatives to discontinue) disposition of Transfer Restricted Securities and will not resume disposition of Transfer Restricted Securities until such Holder has received copies of an amended or supplemented Prospectus contemplated by Section 3(j) hereof upon request of such Holder, or until such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, provided that the foregoing shall not prevent the sale, transfer or other disposition of Transfer Restricted Securities by a Holder in a transaction which is exempt from, or not subject to, the registration requirements of the Securities Act, so long as such Holder does not and is not required to deliver the applicable Prospectus or Shelf Registration Statement in connection with such sale, transfer or other disposition, as the case may be.
(r)Each Holder shall promptly notify the Company of any inaccuracies in the information provided in such Holder’s Holder Information that may occur subsequent to the date thereof at any time while the Shelf Registration Statement remains effective and shall promptly provide to the Company in writing the necessary changes to such information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.
4. Registration Expenses. The Company shall bear all fees and expenses incurred in connection with the performance of its obligations under Sections 2 and 3 hereof.
Such fees and expenses shall include, without limitation: (i) all registration and filing fees and expenses (including filings made with FINRA); (ii) all fees and expenses of compliance with federal securities and state blue sky or securities laws; (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Series B Convertible Preferred Stock) and the Company’s expenses for messenger and delivery services and telephone; (iv) all fees and disbursements of counsel to the Company and, in the case of the Shelf Registration Statement, and any amendment and supplement thereto, the fees and disbursements (not exceeding $25,000 in the aggregate) of the counsel for the Funds and counsel for the Holders; (v) all application and filing fees in connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange, automated quotation system or other market pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the Company. The Company shall bear its internal expenses (including, without limitation, all salaries and expenses of their officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company. Notwithstanding the provisions of this Section 4, each Holder shall bear the expense of any broker’s commission, agency fee and underwriter’s discount or commission (including, without limitation, the expenses related to the engagement of a “qualified independent underwriter”), if any, relating to the sale or disposition of such Holder’s Transfer Restricted Securities pursuant to a Shelf Registration Statement.
5. Indemnity and Contribution.
(a)The Company, the Operating Partnership, and the Advisor, jointly and severally, agree (i) to indemnify and hold harmless each Holder (including, without limitation, the Funds) named in any Shelf Registration Statement, or in any Prospectus, or in any amendment thereof or supplement thereto, its affiliates (as such term is defined in Rule 501(b) under the 1933 Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any such Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively referred to for purposes of this Section 5 as a “Holder”) against any loss, claim, damage, liability or expense, as incurred, to which such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such loss, claim, damage, liability or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such Shelf Registration Statement, or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any Prospectus, and (ii) to reimburse such persons promptly upon demand for all reasonable expenses (including the fees and disbursements of counsel chosen by such Holder) as such expenses are reasonably incurred by such persons in connection with investigating, preparing or defending any action; provided, however, that the foregoing indemnity agreement shall not apply, with respect to such Holder, to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such Shelf Registration Statement or Prospectus.
Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Operating Partnership and the Advisor, their respective Affiliates, each of their directors and officers, and each person, if any, who controls the Company, the Operating Partnership or the Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which such person may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Holder), insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement, or any omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in the case of any Prospectus, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Shelf Registration Statement or Prospectus in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use therein; and (ii) to reimburse such persons promptly upon demand for all reasonable expenses (including the fees and disbursements of counsel chosen by the Company, the Operating Partnership or the Advisor) as such expenses are reasonably incurred by such persons in connection with investigating, preparing or defending any action.
(c)Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 5, notify the indemnifying party in writing of the commencement thereof; provided, that the failure to so notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this Section 5, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure and shall not relieve the indemnifying party from any liability that the indemnifying party may have to an indemnified party other than under this Section 5. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party's election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 5 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) representing the indemnified parties who are parties to such action (which separate counsel shall be selected by (x) such Holder, in the case of counsel representing such Holder or its related persons or (y) the Company, in the case of counsel representing the Company, the Operating Partnership and the Advisor or their respective related persons)) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 5 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by this Section 5 effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
(e)If the indemnification provided for in paragraph (a) or (b) of this Section 5 is unavailable to an indemnifying party or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnifying party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership, and the Advisor, on the one hand and the Holder on the other hand with respect to the sale by such Holder of Series B Convertible Preferred Stock or Common Stock or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership, and the Advisor, on the one hand and of such Holder on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company, the Operating Partnership, and the Advisor, on the one hand and such Holder on the other shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by such Holder and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
(f)The Company, the Operating Partnership, the Advisor, and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or any other method of allocation that does not take account of the equitable considerations referred to in this Section 5. The amount paid or payable by an indemnifying party as a result of losses, claims, damages and liabilities referred to in this Section 5 shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such indemnifying party not otherwise reimbursed in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall any Holder be required to contribute any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Shelf Registration Statement exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
(g)The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnifying party at law or in equity.
(g)     For purposes of this Section 5, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Holder’s Affiliates and selling agents shall have the same rights to contribution as such Holder, and each director of the Company and the Advisor, and each officer of the Company, and each person, if any, who controls the Company, the Operating Partnership or the Advisor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company, the Operating Partnership or the Advisor. The Company’s, the Operating Partnership’s and the Advisor’s respective obligations to contribute pursuant to this Section 5 are joint and several.
(h)    The indemnity and contribution agreements contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any person controlling any Holder or by or on behalf of the Company its officers or directors or any other person controlling the Company, and the indemnity and contribution agreements contained in this Section 5 shall survive the sale by a Holder of Transfer Restricted Securities covered by a Shelf Registration Statement.
6.Rule 144A. The Company covenants that it shall file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner so long as the Transfer Restricted Securities remain outstanding. If at any time the Company is not required to file such reports, it will, upon request of any Holder or beneficial owner of Transfer Restricted Securities, make available such information necessary under Rule 144A(d)(4) to permit sales pursuant to Rule 144A. The Company further covenants that, for as long as any Transfer Restricted Securities remain outstanding, it will take such further action as any Holder of Transfer Restricted Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Transfer Restricted Securities without registration under the Securities Act within the limitation of the exemption provided by Rule 144A or any other exemption then available. Upon the written request of any Holder of Transfer Restricted Securities, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Nothing in this Section 6 shall be deemed to require the Company to register any of its securities under the Exchange Act.
7.Underwritten Offering.

(a)    If any of the Transfer Restricted Securities covered by any Shelf Registration Statement are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will administer the underwritten offering will be selected by the

Majority Holders of such Transfer Restricted Securities included in such underwritten offering, subject to the consent of the Company (which shall not be unreasonably withheld or delayed), and such Holders shall be responsible for all underwriting commissions and discounts (and any other expenses of the underwriters not borne by the underwriters themselves) in connection therewith; provided, however, that notwithstanding anything contained in this Agreement to the contrary, the Company shall be under no obligation to participate in any underwritten offering with respect to the Transfer Restricted Securities and no underwritten offering shall be effected pursuant to this Agreement without the prior written consent of the Company.

(b) No Holder may participate in any underwritten offering hereunder unless such person (i) agrees to sell such Holder’s Transfer Restricted Securities on the basis reasonably provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.
8.    Miscellaneous.
(a)No Inconsistent Agreements. The Company has not, as of the date hereof, entered into nor shall it, on or after the date hereof, enter into, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders herein or otherwise conflicts with the provisions hereof. In addition, the Company shall not grant to any of its securityholders the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Transfer Restricted Securities.
(b)Amendments and Waivers. Except as provided in the next paragraph, this Agreement, including this Section 8(b), may be amended, modified or supplemented, and waivers or consents to depart from the provisions hereof may be given, only by the written consent of the Company and the Majority Holders; provided that with respect to any matter that directly or indirectly affects the rights of the Funds hereunder, the Company shall obtain the written consent of the Funds against which such amendment, supplement, waiver or consent is to be effective. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being sold pursuant to a Shelf Registration Statement and that does not directly or indirectly affect the rights of other Holders may be given by the Majority Holders (giving effect to the second proviso of the definition thereof).
Notwithstanding the foregoing two sentences, (i) this Agreement may be amended by written agreement signed by the Company, Operating Partnership, Advisor and the Funds, without the consent of the Majority Holders, to cure any ambiguity or to correct or supplement any provision contained herein that may be defective or inconsistent with any other provision contained herein, or to make such other provisions in regard to matters or questions arising under this Agreement that shall not adversely affect the interests of the Holders of Transfer Restricted Securities. Each Holder of Transfer Restricted Securities outstanding at the time of any such amendment, modification, supplement, waiver or consent or thereafter shall be bound by any such amendment, modification, supplement, waiver or consent effected pursuant to this Section 8(b), whether or not any notice, writing or marking indicating such amendment, modification, supplement, waiver or consent appears on the Transfer Restricted Securities or is delivered to such Holder.
Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery; certified mail, return receipt requested; air courier guaranteeing overnight delivery or sent by email:

(i)if to the Funds, to:

Forward Real Estate Long/Short Fund
101 California Street, 16th Floor
San Francisco, California 94111
Attn: Barbara Tolle, Treasurer

Forward Select Income Fund
101 California Street, 16th Floor
San Francisco, California 94111
Attn: Barbara Tolle, Treasurer

(ii) if to any other Holder, at the most current address of such Holder maintained by the Transfer Agent (provided that while the Series B Convertible Preferred Stock or the Common Stock are in book-entry form, notice to the Transfer Agent shall serve as notice to the Holders); and
(iii) if to the Company, to:
Ashford Hospitality Prime Inc. 14185 Dallas Parkway
Suite 1100
Dallas, Texas 75254
Facsimile number: 972-490-9605 Attention: David Brooks
With a copy to:
Gibson, Dunn & Crutcher LLP 1050 Connecticut Avenue, N.W. Washington, D.C. 20036-5306 Facsimile number: 202-530-9526 Attention: Howard B. Adler

All such notices and communications shall be deemed to have been duly given when received, if delivered by hand or air courier, and when sent, if sent by first-class mail, provided that notice given by email shall not be effective unless either (i) a duplicate copy of such email notice is promptly given by one of the other methods described in this Section 8(c) or (ii) the receiving party delivers a written confirmation of receipt for such notice by email or any other method described in this Section 8(c).
The Funds or the Company by notice to the other may designate additional or different addresses for subsequent notices or communications.
(d)Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto, without the need for an express assignment or any consent by the Company or subsequent Holders. The Company hereby agrees to extend the benefits of this Agreement to any Holder and any such Holder may enforce the provisions of this Agreement as if an original party hereto. In the event that any other person shall succeed to the Company’s interests and obligations, except for the reincorporation set forth in the first sentence of this Section 8(d), then such successor shall enter into an agreement, in form and substance reasonably satisfactory to the Funds, whereby such successor shall assume all of the Company’s obligations under this Agreement.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(f)Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK.

(h)Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected thereby, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

(i)Termination. This Agreement and the obligations of the parties hereunder shall terminate upon the end of the Shelf Registration Period, except for any liabilities or obligations under Section 2(d), 4 or 5 to the extent arising prior to the end of the Shelf Registration Period.
[Remainder of Page Intentionally Blank]
[Signature Page Follows]

Please confirm that the foregoing correctly sets forth the agreement among the Company and you.
ASHFORD HOSPITALITY PRIME, INC.

By:	/s/ David A. Brooks Name: David A. Brooks Title: Chief Operating Officer

ASHFORD HOSPITALITY PRIME LIMITED PARTNERSHIP
By: Ashford Prime OP General Partner LLC,
as the sole general partner

By: Ashford Hospitality Prime, Inc.,
as the sole managing member

By:	/s/ David A. Brooks Name: David A. Brooks Title: Chief Operating Officer

ASHFORD HOSPITALITY ADVISORS LLC

By:	/s/ David A. Brooks Name: David A. Brooks Title: Chief Operating Officer
The foregoing Agreement is hereby confirmed and accepted as of the date first above written.
FORWARD REAL ESTATE LONG/SHORT FUND
By: /s/ Barbara Tolle
Name: Barbara Tolle
Title: Treasurer

FORWARD SELECT INCOME FUND
By: /s/ Barbara Tolle
Name: Barbara Tolle
Title: Treasurer

[Signature Page to Series B Cumulative Convertible Preferred Stock Registration Rights Agreement]